UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009
DATASCOPE CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-6516	13-2529596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14 Philips Parkway, Montvale, New Jersey, 07645-9998

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (201) 391-8100
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.01. Changes in Control of the Registrant.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2

Item 2.01. Completion of Acquisition or Disposition of Assets.
          On January 30, 2009, Getinge AB, a Swedish Aktiebolag (“Getinge”), announced the successful completion of the tender offer by DaVinci Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Getinge (“Merger Sub”), to acquire all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Datascope Corp., a Delaware corporation (the “Company”), together with the associated Rights (the “Rights”) issued pursuant to the Rights Agreement, dated May 22, 1991, as amended, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as rights agent (the “Rights Agreement”), and the acceptance for payment of the Shares validly tendered and not properly withdrawn prior to the expiration date of the tender offer. Also on January 30, 2009, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of September 15, 2008, by and among Getinge, Merger Sub and the Company (the “Merger Agreement”), Merger Sub merged with and into the Company, with the Company as the surviving corporation (the “Merger”). As a result of the Merger, the Company became an indirect wholly owned subsidiary of Getinge.
          At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (a) any Shares owned by the Company, Getinge or Merger Sub or their respective subsidiaries or affiliates and (b) any Shares held by a holder who is entitled to demand and has properly demanded appraisal of such Shares in accordance with Delaware law) was canceled and ceased to exist and was converted into the right to receive $53.00 in cash, without interest and less any applicable withholding taxes.
          At the Effective Time, each option to acquire Shares that was outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, became fully vested and was canceled and converted into the right to receive an amount of cash, without interest, equal to the product of (a) the excess, if any, of the per share merger consideration of $53.00 over the exercise price per share for such stock option, multiplied by (b) the number of Shares for which such option had not theretofore been exercised. In addition, each restricted share subject to a restricted stock award outstanding immediately prior to the Effective Time became fully vested and transferable immediately prior to the Effective Time and was converted into the right to receive an amount in cash equal to the per share merger consideration of $53.00. Finally, each outstanding deferred share unit outstanding immediately prior to the Effective Time and held by current or former Company directors under the Company’s Amended and Restated Compensation Plan for Non-Employee Directors or the Company’s 2005 Equity Incentive Plan, was converted into the right to receive an amount in cash equal to the per share merger consideration of $53.00, to be distributed in accordance with such director’s prior distribution election and the terms and conditions of the applicable plan and agreement pursuant to which such share unit was issued.
     The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 17, 2008 and incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on January 30, 2009, at the Company’s request, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25, thereby commencing the process of delisting the Shares from NASDAQ and the deregistration of the

Shares under the Exchange Act. The Company intends to file a Form 15 to suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act as soon as practicable.
Item 3.02. Unregistered Sales of Equity Securities.
          On January 30, 2009, Merger Sub, pursuant to the terms of the Merger Agreement, exercised its option to purchase directly from the Company 5,800,000 newly-issued Shares (the “Top-Up Shares”) for a purchase price equal to the number of Top-Up Shares multiplied by the per share merger consideration of $53.00. The purchase price was paid by delivery of a promissory note. The closing of the issuance of the Top-Up Shares occurred on January 30, 2009. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act as a transaction not involving a public offering.
Item 3.03. Material Modification to Rights of Security Holders.
          At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than (a) any Shares owned by the Company, Getinge or Merger Sub or their respective subsidiaries or affiliates and (b) any Shares held by a holder who is entitled to demand and has properly demanded appraisal of such Shares in accordance with Delaware law) was canceled and ceased to exist and was converted into the right to receive $53.00 in cash, without interest and less any applicable withholding taxes.
          At the Effective Time, each option to acquire Shares that was outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, became fully vested and was canceled and converted into the right to receive an amount of cash, without interest, equal to the product of (a) the excess, if any, of the per share merger consideration of $53.00 over the exercise price per share for such stock option, multiplied by (b) the number of Shares for which such option had not theretofore been exercised. In addition, each restricted share subject to a restricted stock award outstanding immediately prior to the Effective Time became fully vested and transferable immediately prior to the Effective Time and was converted into the right to receive an amount in cash equal to the per share merger consideration of $53.00. Finally, each outstanding deferred share unit outstanding immediately prior to the Effective Time and held by current or former Company directors under the Company’s Amended and Restated Compensation Plan for Non-Employee Directors or the Company’s 2005 Equity Incentive Plan, was converted into the right to receive an amount in cash equal to the per share merger consideration of $53.00, to be distributed in accordance with such director’s prior distribution election and the terms and conditions of the applicable plan and agreement pursuant to which such share unit was issued.
          After the Effective Time, on January 30, 2009, the Company amended the Rights Agreement to provide that the Rights Agreement may be terminated by resolution of the Board of Directors. Immediately thereafter, the Board of Directors terminated the Rights Agreement. The Company intends to deregister the Rights under the Exchange Act as soon as practicable.
Item 5.01. Changes in Control of the Registrant.
          On January 30, 2009, as a result of Merger Sub’s acceptance of all outstanding Shares of the Company validly tendered and not properly withdrawn prior to the expiration date of the tender offer, there was a change in control of the Company. On January 30, 2009, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company became an indirect wholly owned subsidiary of Getinge.
          The total purchase price paid by Getinge and Merger Sub for this acquisition, excluding fees and expenses, was approximately $865 million, which Getinge and Merger Sub paid in cash. Getinge and Merger Sub funded the acquisition through a combination of cash-on-hand and proceeds of Getinge’s senior unsecured term credit facility with SEB.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          At the Effective Time, in accordance with the Merger Agreement, Johan Malmquist, Ulf Grunander, Heribert Ballhaus, Michael Rieder and Reinhard Mayer, as directors of Merger Sub immediately prior to the effective time of the Merger, replaced Alan B. Abramson, David Altschiller, David R. Dantzker M.D., Robert E. Klatell, James J. Loughlin, Lawrence Saper and William Wyman as the members of the Board of Directors of the Company.
          At the Effective Time, Lawrence Saper resigned as Chief Executive Officer of the Company. Immediately thereafter, on January 30, 2009, the Company’s Board of Directors appointed Christian Keller as the President and Chief Executive Officer of the Company. Mr. Keller, age 43, has been employed by Getinge since November 2001, and he has served as President of Maquet Cardiopulmonary AG since December 2005. Mr. Keller also served as the Managing Director of Medikomp GmbH from May 2000 to December 2004, President and Chief Executive Officer of Maquet Critical Care AB from January 2005 to August 2005, and Managing Director of Medikomp GmbH from September 2005 to November 2005.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          Pursuant to Merger Agreement, immediately after the Effective Time, the Company’s Certificate of Incorporation and Bylaws were amended and restated in their entirety to conform to the Certificate of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Effective Time. The Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Datascope Corp.
3.2	Amended and Restated Bylaws of Datascope Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASCOPE CORP. (Registrant)
February 5, 2009	/s/ Christian Keller
By: Christian Keller
Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Datascope Corp.
3.2	Amended and Restated Bylaws of Datascope Corp.